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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Continental Cablevision, Inc. and its subsidiaries on Form S-4 of our report dated February 10, 1994, (March 9, 1994 as to Note 5 and 15 to the Consolidated Financial Statements) (which contains an explanatory paragraph regarding a change in accounting for income taxes in 1993), appearing in the Joint Proxy Statement-Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Joint Proxy Statement-Prospectus.

  Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Continental Cablevision, Inc. and its subsidiaries listed in Item 21. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche LLP

Boston, Massachusetts
January 27, 1995